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                                                                      EXHIBIT 21
                             List of Subsidiaries

                               APTARGROUP, INC.

                             LIST OF SUBSIDIARIES

                                                    State or Other
                                                    Jurisdiction of    Percentage
                                                    Incorporation        Owned
                                                    ---------------    ----------
AptarGroup International L.L.C.                     Delaware               100%
 AptarGroup Foreign Sales Corporation               Barbados               100%
 AptarGroup Holding S.A.                            France                 100%
  Aptar GmbH                                        Germany                100%
   Erich Pfeiffer GmbH                              Germany                100%
     Pfeiffer Vaporisateurs France S.a.r.L.         France                 100%
     P & S Japan Ltd.                               Japan                  100%
     Pfeiffer (U.K.) Limited                        United Kingdom         100%
     P&P Promotion of German Manufacturing
      Technologies GmbH                             Germany                100%
     Vallis Leasobjekt Gesellschaft GmbH            Germany                 51%
   Seaplast S.A.                                    Spain                   50%
   Seaquist-Loffler Kunststoffwerke GmbH            Germany                100%
     Loeffler Kunststoffwerk spol. s.r.o.           Czech Republic         100%
   SeaquistPerfect Dispensing GmbH                  Germany                100%
   Valois Deutschland GmbH                          Germany                100%
  AptarGroup S.A.                                   France                 100%
  Aptar South Europe SARL                           France                 100%
   Novares S.p.A.                                   Italy                  100%
   EMSAR S.p.A.                                     Italy                  100%
     EMSAR France SCA                               France                 100%
      AptarGroup SAR Finance Unlimited              Ireland                100%
     EMSAR GmbH                                     Germany                100%
     SAR (U.K.) Limited                             United Kingdom         100%
     Tes S.p.A.                                     Italy                    8%
     Somova S.r.l.                                  Italy                  100%
      Spruhventile GmbH                             Germany                100%
  Caideil M.P. Teoranta                             Ireland                100%
  General Plastics S.A.                             France                 100%
  Graphocolor                                       France                  60%
  Moulage Plastique de Normandie S.A.               France                 100%
  Perfect-Valois U.K. Limited                       United Kingdom         100%
  Seaquist-Loeffler Limited                         United Kingdom         100%
  Valois S.A.                                       France                 100%
  Valois Dispray S.A.                               Switzerland            100%
  Valois Espana S.A.                                Spain                  100%
  Valois Italiana S.r.l.                            Italy                  100%
  Ensyma S.A.                                       Switzerland            100%
  Microflow Engineering S.A.                        Switzerland             80%
 Aptar India Private Limited                        India                  100%
 EMSAR Dispensing Systems Ltd.                      Hong Kong              100%
 EMSAR Brasil Ltda.                                 Brazil                 100%
 Inairic S.A.                                       Argentina              100%

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
 Seaquist Canada Ltd.                               Canada                 100%
  Seaquist Finance Unlimited                        Ireland                100%
 Seaquist-Valois Australia Pty. Ltd.                Australia              100%
 Seaquist-Valois do Brasil Ltda.                    Brazil                 100%
 Seaquist-Valois Japan, Inc.                        Japan                  100%
Aptar Suzhou Dispensing Ltd.                        P.R. China             100%
CosterSeaquist L.L.C.                               Illinois               100%
Emson Research, Inc.                                Connecticut            100%
 EMSAR UK Ltd.                                      United Kingdom         100%
 Emson Foreign Sales Corporation                    U.S. Virgin Islands    100%
 EMSAR, Inc.                                        Connecticut            100%
 EMSAR Ventures, Inc.                               Connecticut            100%
 P.T. Emson Ongko Indonesia                         Indonesia              100%
 Emson Spraytech India Private Ltd.                 India                   51%
Global Precision, Inc.                              Florida                100%
Liquid Molding Systems, Inc.                        Delaware               100%
Philson, Inc.                                       Connecticut            100%
Pfeiffer of America, Inc.                           Delaware               100%
P Merger Corporation                                Connecticut            100%
Seaquist Closures L.L.C.                            Delaware               100%
Seaquist Closures Foreign, Inc.                     Delaware               100%
Seaquist de Mexico, S.A. de C.V.                    Mexico                  75%
SeaquistPerfect Dispensing L.L.C.                   Delaware               100%
SeaquistPerfect Dispensing Foreign, Inc.            Delaware               100%
SeaquistPerfect Dispensing de Mexico
 S.A. de C.V.                                       Mexico                 100%
Valois of America, Inc.                             Connecticut            100%